Exhibit 99.01

Company Contact:

David Gennarelli

Director Investor Relations

408-543-8125

dgennarelli@netscreen.com

NetScreen Technologies, Inc. Reports Record Fiscal Third Quarter Financial Results

SUNNYVALE, Calif. July 23, 2003 — NetScreen Technologies, Inc. (Nasdaq: NSCN), today announced financial results for its third fiscal quarter and nine months ended June 30, 2003.

Revenue in the quarter ended June 30, 2003 was a record $64.3 million, an increase of 76.7 percent over revenue of $36.4 million in the same quarter last year and an increase of 10.3 percent over revenue of $58.3 million in the quarter ended March 31, 2003. Revenues for the first nine months of fiscal 2003 were $173.8 million, an increase of 78.4 percent over revenues of $97.4 million recorded in the same period last year.

Net income calculated on the basis of generally accepted accounting principles (GAAP) for the quarter ended June 30, 2003 was $35.3 million, or $0.44 per basic and $0.41 per diluted share, compared to a net loss of $2.4 million, or ($0.03) per basic and diluted share, in the same period last year. GAAP net income in the quarter ended June 30, 2003 includes a non-cash net tax benefit of $23.5 million resulting from the non-recurring recognition of previously reserved deferred tax assets such as net operating losses. GAAP net income also includes the effect of a non-cash charge of $6.1 million for stock-based compensation associated primarily with stock options granted prior to the company’s initial public offering and approximately $245,000 for amortization of intangible assets associated with the September 2002 acquisition of OneSecure Inc. GAAP net loss in the same period last year includes the effect of a non-cash charge of $6.1 million for stock-based compensation associated with stock options. GAAP net income applicable to common stockholders for the first nine months of fiscal 2003 was $44.4 million, or $0.57 per basic and $0.53 per diluted share, compared to a net loss applicable to common stockholders of $40.2 million, or ($0.71) per basic and diluted share in the same period last year.

Pro forma net income for the quarter ended June 30, 2003 was a record $15.4 million, or $0.19 per basic and $0.18 per diluted share, compared to pro forma net income of $3.7 million, or $0.05 per basic and diluted share, in the same quarter last year and pro forma net income of $13.0 million, or $0.17 per basic and $0.15 per diluted share, in the quarter ended March 31, 2003. Pro forma net income and per share information in the quarter ended June 30, 2003 exclude the recognition of a net tax benefit relating to deferred tax assets and reflects our previously normalized pro forma tax rate of 15 percent. Additionally, pro forma net income and per share information excludes non-cash, stock-based compensation associated with stock options and amortization of intangible assets.

“During the quarter we continued to extend our penetration into large enterprise accounts both domestically and internationally,” said Robert Thomas, president and chief executive officer. “We saw revenue growth in each of our geographic regions in the June quarter as security continues to be a primary focus area. We also experienced another robust quarter of sales to the government sector, educational institutions and financial institutions.”

Remo Canessa, NetScreen’s chief financial officer, stated, “Stronger sales in North America helped us achieve our seventh consecutive quarter of double-digit sequential revenue growth since our initial public offering in December 2001. The strength of our products and lower service and maintenance costs led to an increase in our pro forma gross margin and efficient spending helped us post record pro forma operating profit margin. We were operating cash flow positive for the eighth consecutive quarter generating $17.4 million, bringing our cash, cash equivalents and short-term investments balance up to $315.2 million as of June 30, 2003.”

Recent Company Highlights

•	Expanded alliance with Trend Micro, Inc. to deliver a new best-of-breed integrated security gateway for remote sites that combines antivirus, firewall, VPN and intrusion prevention in a single platform.
•	Introduced the NetScreen-5GT low-end appliance, which provides firewall, VPN, denial of service protection and has added memory and CPU power to accommodate future security capabilities, including intrusion detection and prevention as well as Trend Micro’s award-winning network antivirus functionality.
•	Maintained No. 1 position in unit market share of the high-end (greater than $30,000) price-banded category of VPN and firewall appliances in the March quarter, according to Infonetics Research. In addition, according to this report, NetScreen passed a competitor and moved into second place in unit market share in the mid-range ($10,000 to $30,000) price-banded category and reached third place for overall revenue in the Worldwide Total VPN and Firewall Appliance Hardware and Software Market Share category in the March quarter.
•	Named Chris Andrews to the new position of vice president of North American sales.
•	Achieved Common Criteria Evaluation Assurance Level 4 (EAL4) certification for certain firewall and VPN appliances and systems, an important worldwide evaluation standard for security products.
•	Defined a phased IPv6 development plan and executed the first phase delivery: availability of a NetScreen ScreenOS technology release that demonstrates IPv6 support for both firewall and VPN.
•	Received Open Security Evaluation Criteria (OSEC) verification for the NetScreen-IDP 100, the first in-line device to offer accurate attack detection with real-time intrusion prevention capabilities.
•	Announced new large enterprise, government and service provider customer wins including New York State Psychiatric Institute, Japan’s NTT-ME, PUMA AG, TELUS and the University of Buffalo.
•	Expanded our Global Alliance Program to include Alcatel, a provider of end-to-end communications solutions, and Certicom Corp., a provider of wireless security solutions.
•	Launched new corporate web site that features enhanced navigation and data accessibility for customers, partners, and prospects worldwide, as well as a new online customer service and support center.

Outlook

The following statements are based on information the company has available today, and will be the company’s only statements of this nature until updated in the future. NetScreen assumes no duty to update this information at any time. These statements are forward-looking, and actual results may differ materially.

During the second half of the June quarter, the SARS epidemic resulted in a slowdown in our business in certain countries in Asia Pacific and we expect some follow-on impact in the September 2003 quarter. For the quarter ending September 30, 2003, NetScreen currently expects to achieve revenue growth of between 4 and 6 percent over the June 2003 quarter. On a GAAP basis, gross margins are expected to be between 75 and 76 percent and operating expenses are expected to increase by 4 to 6 percent in the September 2003 quarter. Our GAAP effective tax rate is expected to be approximately 50 percent in the September 2003 quarter. Pro forma gross margins are expected to be between 76 and 77 percent. In addition, the company expects pro forma operating expenses for the September 2003 quarter to increase by 6 to 8 percent over the June 2003 quarter. Our pro forma effective tax rate is expected to be approximately 39 percent going forward. Pro forma operating expense, pro forma gross margin and pro forma effective tax rate expectations exclude stock-based compensation and the amortization of intangible assets.

Conference Call

NetScreen will host a public conference call to discuss the third quarter results and current business developments, and to provide guidance for the fourth quarter and fiscal 2003 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the call can be accessed at: http://ir.netscreen.com/ireye/ir_site.zhtml?ticker=nscn&script=2100. A replay of the webcast will be available at the same web address starting approximately two hours after the conclusion of the live webcast and running through August 23, 2003.

Institutional investors and research analysts can access the live conference by calling 800-309-8225 (U.S. and Canada) or 706-634-0672 (International). A taped replay of this call will be available for one week following the call. The dial-in numbers for the replay are 800-642-1687 (U.S. and Canada) and 706-645-9291 (International). The call’s ID number is: 1664896. The replay will be available starting approximately two hours after the conclusion of the live call and running through July 31, 2003.

About NetScreen Technologies

NetScreen Technologies, Inc., is a leading developer of integrated network security solutions that offer the security, performance and total cost of ownership required by enterprises and carriers. NetScreen’s innovative solutions provide key security technologies, such as virtual private network, denial of service protection, firewall and intrusion prevention, in a line of easy-to-manage security appliances and systems. NetScreen is located at 805 11th Ave, Sunnyvale, CA 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements under the caption “Outlook” and statements containing words such as “will,” “expects,” “believe,” “growing,” “enable,” and other statements in the future tense are forward-looking statements. Actual outcomes and results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. These risks and uncertainties include volatility in the Internet infrastructure and networking market, increased competition from established and new companies, potential problems integrating acquired companies, long sales cycles that make the timing of sales difficult to predict, and statements product-related risks such as timing, performance and customer acceptance of new product introductions. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in the company’s periodic reports on Forms 10-K and 10-Q, including (without limitation) under the captions, “Factors That May Affect Our Business and Future Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov. The company undertakes no duty to update the information in this press release.

NetScreen is a trademark of NetScreen Technologies, Inc in the United States and other countries. Other trademarks are the property of their respective owners.

(tables to follow)

NETSCREEN TECHNOLOGIES, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Product	$52,573	$30,091	$142,961	$80,684
Maintenance and service	11,767	6,320	30,791	16,737

Total revenues	64,340	36,411	173,752	97,421

Cost of revenues:
Product (1) (2)	11,728	7,292	31,641	21,148
Maintenance and service (1)	3,177	2,129	8,825	5,294

Total cost of revenues	14,905	9,421	40,466	26,442

Gross margin	49,435	26,990	133,286	70,979

Operating expenses:
Research and development (1) (2)	11,161	8,578	32,020	24,192
Sales and marketing (1) (2)	22,707	16,338	62,906	45,929
General and administrative (1)	4,883	4,214	13,932	12,648

Total operating expenses	38,751	29,130	108,858	82,769

Income (loss) from operations	10,684	(2,140)	24,428	(11,790)
Interest and other income, net	1,090	948	3,157	2,233

Income (loss) before taxes	11,774	(1,192)	27,585	(9,557)
Benefit (provision) for income taxes	23,496	(1,250)	16,788	(1,889)

Net income (loss)	35,270	(2,442)	44,373	(11,446)
Deemed dividend on Series E and F redeemable convertible preferred stock	—	—	—	(28,743)

Net income (loss) applicable to common stockholders	$35,270	$(2,442)	$44,373	$(40,189)

Basic net income (loss) per share applicable to common stockholders	$0.44	$(0.03)	$0.57	$(0.71)

Shares used in computing basic net income (loss) per share applicable to common stockholders	79,935	71,317	78,438	56,486

Diluted net income (loss) per share applicable to common stockholders	$0.41	$(0.03)	$0.53	$(0.71)

Shares used in computing diluted net income (loss) per share applicable to common stockholders	85,180	71,317	84,128	56,486

(1) Includes stock-based compensation of the following:
Cost of product revenues	$387	$411	$1,209	$1,232
Cost of maintenance and service revenues	276	274	830	742
Research and development	1,908	1,928	5,856	5,695
Sales and marketing	2,763	2,794	7,620	8,386
General and administrative	720	742	2,100	2,082

Total stock-based compensation	$6,054	$6,149	$17,615	$18,137

(2) Includes amortization of intangible assets of the following:
Cost of product revenues	$186	$—	$558	$—
Research and development	23	—	69	—
Sales and marketing	36	—	107	—

Total amortization of intangible assets	$245	$—	$734	$—

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(excludes net tax benefit relating to recognition of deferred tax assets, stock-based compensation,

amortization of intangible assets and deemed dividends on preferred stock)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Product	$52,573	$30,091	$142,961	$80,684
Maintenance and service	11,767	6,320	30,791	16,737

Total revenues	64,340	36,411	173,752	97,421

Cost of revenues:
Product (1) (2)	11,155	6,881	29,874	19,916
Maintenance and service (1)	2,901	1,855	7,995	4,552

Total cost of revenues	14,056	8,736	37,869	24,468

Gross margin	50,284	27,675	135,883	72,953

Operating expenses:
Research and development (1) (2)	9,230	6,650	26,095	18,497
Sales and marketing (1) (2)	19,908	13,544	55,179	37,543
General and administrative (1)	4,163	3,472	11,832	10,566

Total operating expenses	33,301	23,666	93,106	66,606

Pro forma income from operations	16,983	4,009	42,777	6,347
Interest and other income, net	1,090	948	3,157	2,233

Pro forma income before taxes	18,073	4,957	45,934	8,580
Benefit (provision) for income taxes	(2,711)	(1,250)	(6,664)	(1,889)

Pro forma net income (3)	$15,362	$3,707	$39,270	$6,691

Basic pro forma net income per share	$0.19	$0.05	$0.50	$0.12

Shares used in computing basic pro forma net income per share	79,935	71,317	78,438	56,486

Diluted pro forma net income per share	$0.18	$0.05	$0.47	$0.09

Shares used in computing diluted pro forma net income per share	85,180	76,394	84,128	73,963

(1) Excludes stock-based compensation of the following:
Cost of product revenues	$387	$411	$1,209	$1,232
Cost of maintenance and service revenues	276	274	830	742
Research and development	1,908	1,928	5,856	5,695
Sales and marketing	2,763	2,794	7,620	8,386
General and administrative	720	742	2,100	2,082

Total stock-based compensation	$6,054	$6,149	$17,615	$18,137

(2) Excludes amortization of intangible assets of the following:
Cost of product revenues	$186	$—	$558	$—
Research and development	23	—	69	—
Sales and marketing	36	—	107	—

Total amortization of intangible assets	$245	$—	$734	$—

(3) Excludes deemed dividends on Series E and F convertible preferred stock	$—	$—	$—	$28,743

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	September 30,
	2003	2002*
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,649	$11,153
Short-term investments	238,559	238,711
Restricted cash	308	1,611
Accounts receivable, net	28,518	18,046
Refundable income taxes	243	—
Inventories	3,195	2,249
Deferred taxes	35,771	—
Other current assets	4,324	5,231

Total current assets	387,567	277,001
Property and equipment	9,969	6,264
Restricted cash	827	—
Intangible assets	5,025	5,759
Goodwill	54,522	56,807
Other assets	540	853

Total assets	$458,450	$346,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,329	$5,027
Accrued expenses	15,319	11,452
Accrued compensation	10,028	6,909
Accrued income taxes	—	1,865
Deferred revenue	47,375	26,150
Current portion of restructuring liabilities	682	541
Current portion of debt and capital lease obligations	114	1,761

Total current liabilities	79,847	53,705

Restructuring liabilities, less current portion	2,154	2,577
Long-term portion of debt and capital lease obligations	—	1,513
Total stockholders’ equity	376,449	288,889

Total liabilities and stockholders’ equity	$458,450	$346,684

Certain amounts have been reclassified to conform to the current presentation.

###

NETSCREEN TECHNOLOGIES, INC.

Reconciliation of Pro Forma to GAAP Numbers (Unaudited)

$ in 000s

	Three Months Ended June 30, 2003		Three Months Ended March 31, 2003		Three Months Ended June 30, 2002
	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenues—GAAP and Pro forma	64,340	100.0%	58,342	100.0%	36,411	100.0%

Pro forma gross margin	50,284	78.2%	45,355	77.7%	27,675	76.0%
Stock based compensation—cost of product revenues	(387)	-0.6%	(411)	-0.7%	(411)	-1.1%
Amortization of intangible assets—cost of product revenues	(186)	-0.3%	(186)	-0.3%	—	0.0%
Stock based compensation—cost of maintenance and service	(276)	-0.5%	(277)	-0.5%	(274)	-0.8%

GAAP gross margin	49,435	76.8%	44,481	76.2%	26,990	74.1%

Pro forma research and development operating expenses	9,230	14.3%	9,089	15.6%	6,650	18.3%
Stock based compensation	1,908	3.0%	1,965	3.4%	1,928	5.3%
Amortization of intangible assets	23	0.0%	23	0.0%	—	0.0%

GAAP research and development operating expenses	11,161	17.3%	11,077	19.0%	8,578	23.6%

Pro forma sales and marketing operating expenses	19,908	30.9%	17,841	30.5%	13,544	37.2%
Stock based compensation	2,763	4.3%	2,160	3.7%	2,794	7.7%
Amortization of intangible assets	36	0.1%	36	0.1%	—	0.0%

GAAP sales and marketing operating expenses	22,707	35.3%	20,037	34.3%	16,338	44.9%

Pro forma general and administrative operating expenses	4,163	6.5%	4,202	7.2%	3,472	9.6%
Stock based compensation	720	1.1%	656	1.1%	742	2.0%

GAAP general and administrative operating expenses	4,883	7.6%	4,858	8.3%	4,214	11.6%

Pro forma operating expenses	33,301	51.8%	31,132	53.4%	23,666	65.0%
Stock based compensation	5,391	8.3%	4,781	8.2%	5,464	15.0%
Amortization of intangible assets	59	0.1%	59	0.1%	—	0.0%
GAAP operating expenses	38,751	60.2%	35,972	61.7%	29,130	80.0%

Pro forma income from operations	16,983	26.4%	14,223	24.4%	4,009	11.0%
Stock based compensation	(6,054)	-9.4%	(5,469)	-9.4%	(6,149)	-16.9%
Amortization of intangible assets	(245)	-0.4%	(245)	-0.4%	—	0.0%

GAAP income (loss) from operations	10,684	16.6%	8,509	14.6%	(2,140)	-5.9%

Pro forma net income	15,362	23.9%	12,986	22.3%	3,707	10.2%
Stock based compensation	(6,054)	-9.4%	(5,469)	-9.4%	(6,149)	-16.9%
Amortization of intangible assets	(245)	-0.4%	(245)	-0.4%	—	0.0%
GAAP adjustment to provision for income taxes relating to stock-based compensation and amortization of intangible assets	(1,636)	-2.5%	(1,381)	-2.4%	—	0.0%
Tax benefit relating to recognition of deferred tax assets	27,843	43.2%	—	0.0%	—	0.0%

GAAP net income (loss)	35,270	54.8%	5,891	10.1%	(2,442)	-6.7%

Components of gross margin:
Product revenue—GAAP and Pro forma	52,573	100.0%	47,937	100.0%	30,091	100.0%

Pro forma product gross margin	41,418	78.8%	37,904	79.1%	23,210	77.1%
Stock based compensation—cost of product revenues	(387)	-0.7%	(411)	-0.9%	(411)	-1.3%
Amortization of intangible assets—cost of product revenues	(186)	-0.4%	(186)	-0.4%	—	0.0%

GAAP product gross margin	40,845	77.7%	37,307	77.8%	22,799	75.8%

Maintenance and service revenue—GAAP and Pro forma	11,767	100.0%	10,405	100.0%	6,320	100.0%

Pro forma service gross margin	8,866	75.3%	7,451	71.6%	4,465	70.6%
Stock based compensation—cost of maintenance and service	(276)	-2.3%	(277)	-2.7%	(274)	-4.3%

GAAP service gross margin	8,590	73.0%	7,174	68.9%	4,191	66.3%

NETSCREEN TECHNOLOGIES, INC.

Reconciliation of Pro Forma to GAAP Tax Provision (Unaudited)

$ in 000s

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Pro forma income before taxes	$18,073	$4,957	$45,934	$8,580
Pro forma provision for income taxes	(2,711)	(1,250)	(6,664)	(1,889)
Pro forma effective tax rate	15.0%	25.2%	14.5%	22.0%

Pro forma net income	$15,362	$3,707	$39,270	$6,691

Pro forma income before taxes	$18,073	$4,957	$45,934	$8,580
Stock-based compensation	(6,054)	(6,149)	(17,615)	(18,137)
Amortization of intangible assets	(245)	—	(734)	—

GAAP income (loss) before taxes	11,774	(1,192)	27,585	(9,557)

Pro forma provision for income taxes	(2,711)	(1,250)	(6,664)	(1,889)
GAAP adjustment to provision for income taxes relating to stock-based compensation and amortization of intangibles	(1,636)		(4,391)
Tax benefit relating to recognition of deferred tax assets	27,843	—	27,843	—

GAAP benefit (provision) for income taxes	23,496	(1,250)	16,788	(1,889)
GAAP effective tax rate	-199.6%	(A )	-60.9%	(A )

GAAP net income (loss)	$35,270	$(2,442)	$44,373	$(11,446)

(A) Taxes paid for foreign jurisdiction purposes

NETSCREEN TECHNOLOGIES, INC.

Guidance Summary

Reconciliation of Pro Forma to GAAP Gross Margin, Operating Expenses and Income Taxes (Unaudited)

$ in 000s

	Three Months Ended Sept. 30, 2003
	Low (1)		High (2)
	$	% of Revenue	$	% of Revenue
Revenues—GAAP and Pro forma	66,950	100.0%	68,200	100.0%

Pro forma gross margin	50,880	76.0%	52,515	77.0%
Stock based compensation—cost of product revenues	(355)	-0.5%	(355)	-0.5%
Amortization of intangible assets—cost of product revenues	(186)	-0.3%	(186)	-0.3%
Stock based compensation—cost of maintenance and service	(269)	-0.4%	(269)	-0.4%

GAAP gross margin	50,070	74.8%	51,705	75.8%

Pro forma operating expenses	35,965	53.7%	35,300	51.8%
Stock based compensation	5,086	7.6%	5,086	7.5%
Amortization of intangible assets	59	0.1%	59	0.1%

GAAP operating expenses	41,110	61.4%	40,445	59.3%

Pro forma income before taxes	$15,915		$18,215
Pro forma provision for income taxes	(6,207)		(7,104)
Pro forma effective tax rate	39.0%		39.0%

Pro forma net income	$9,708		$11,111

Pro forma income before taxes	$15,915		$18,215
Stock-based compensation	(5,710)		(5,710)
Amortization of intangible assets	(245)		(245)

GAAP income before taxes	9,960		12,260

Pro forma provision for income taxes	(6,207)		(7,104)
GAAP adjustment to provision for income taxes relating to stock-based compensation and amortization of intangibles	1,227		974

GAAP provision for income taxes	(4,980)		(6,130)
GAAP effective tax rate	50.0%		50.0%

GAAP net income	$4,980		$6,130

Notes:

(1)	Low guidance reflects 4% revenue increase over the prior quarter, 76% gross margin and 8% operating expense increase over the prior quarter.

(2)	High guidance reflects 6% revenue increase over the prior quarter, 77% gross margin and 6% operating expense increase over the prior quarter.